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                              ITEM 24.(B)10(b)(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in the Registration Statement on Form N-4 for the Declaration Variable Annuity and Patriot Variable Annuity of John Hancock Life Insurance Company (U.S.A.) Separate Account T and to the incorporation by reference therein of our reports
(a) dated March 19, 2010, with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2009 and 2008 and for the years then ended and the effectiveness of internal control over financial reporting of Manulife Financial Corporation as at December 31, 2009; and (b) dated March 17, 2009 (except as to Note 22 which is as of March 29, 2010), with respect to the consolidated financial statements of Manulife Financial Corporation, as amended, as at December 31, 2008 and 2007 and for the years then ended and the effectiveness of internal control over financial reporting of Manulife Financial Corporation as at December 31, 2008, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

                                                           Chartered Accountants
                                                     Licensed Public Accountants

Toronto, Canada
April 30, 2010